As filed with the Securities and Exchange Commission on September 7, 2021

Registration Statement File No. 033-60209
Registration Statement File No. 333-28381
Registration Statement File No. 333-28383
Registration Statement File No. 333-28385
Registration Statement File No. 333-38743
Registration Statement File No. 333-38761
Registration Statement File No. 333-38763
Registration Statement File No. 333-77011
Registration Statement File No. 333-86971
Registration Statement File No. 333-60370
Registration Statement File No. 333-60376
Registration Statement File No. 333-60378
Registration Statement File No. 333-60384
Registration Statement File No. 333-143088
Registration Statement File No. 333-143089
Registration Statement File No. 333-159160
Registration Statement File No. 333-192225
Registration Statement File No. 333-192226
Registration Statement File No. 333-204562
Registration Statement File No. 333-211670
Registration Statement File No. 333-217839
Registration Statement File No. 333-217840
Registration Statement File No. 333-226027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 033-60209)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-28381)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-28383)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-28385)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-38743)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-38761)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-38763)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-77011)
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-4 ON FORM S-8 REGISTRATION STATEMENT (No. 333-86971)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-60370)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-60376)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-60378)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-60384)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-143088)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-143089)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-159160)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-192225)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-192226)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-204562)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-211670)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-217839)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-217840)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-226027)

UNDER THE SECURITIES ACT OF 1933

Cincinnati Bell Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1056105
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

221 East Fourth Street
 Cincinnati, Ohio 45202
(Address, including zip code, of principal executive offices)

Cincinnati Bell Inc. Employee Stock Purchase Plan
Cincinnati Bell Inc. 1997 Long Term Incentive Plan
Matrixx Marketing Inc. Profit Sharing/401(k) Plan
Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors
Cincinnati Bell Inc. Savings and Security Plan
CBIS Retirement and Savings Plan
Cincinnati Bell Inc. Retirement Savings Plan
Cincinnati Bell Inc. Hourly-Paid Employee Option Program
IXC Communications, Inc. Amended and Restated 1994 Stock Plan
IXC Communications, Inc. Special Stock Plan
IXC Communications, Inc. 1996 Stock Plan
IXC Communications, Inc. 1997 Special Executive Stock Plan
IXC Communications, Inc. 1998 Stock Plan
IXC Communications, Inc. 401(k) Plan
Broadwing Inc. Hourly-Paid Employee Option Program
Broadwing Inc. 1997 Long Term Incentive Plan
Broadwing Inc. Executive Deferred Compensation Plan
Broadwing Inc. Deferred Compensation Plan for Outside Directors
Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors
Cincinnati Bell Inc. 2007 Long Term Incentive Plan
Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors
Cincinnati Bell Inc. 2017 Long-Term Incentive Plan
Hawaiian Telcom 2010 Equity Incentive Plan
(Full title of the plan)

Christopher J. Wilson
Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, Ohio 45202
(513) 397-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert I. Townsend, III, Esq.
O. Keith Hallam, III, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

      Cincinnati Bell Inc., an Ohio corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (“Common Shares”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.	Registration Statement File No. 033-60209, filed with the SEC on June 13, 1995, registering 500,000 Common Shares issuable under the Cincinnati Bell Inc. Employee Stock Purchase Plan;

2.	Registration Statement File No. 333-28381, filed with the SEC on June 3, 1997, registering 15,000,000 Common Shares issuable under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan;

3.	Registration Statement File No. 333-28383, filed with the SEC on June 3, 1997, registering 1,500,000 Common Shares issuable under the Matrixx Marketing Inc. Profit Sharing/401(k) Plan;

4.
Registration Statement File No. 333-28385, filed with the SEC on June 3, 1997, registering 600,000 Common Shares issuable under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors;

5.	Registration Statement File No. 333-38743, filed with the SEC on October 24, 1997, registering 800,000 Common Shares issuable under the Cincinnati Bell Inc. Savings and Security Plan;

6.	Registration Statement File No. 333-38761, filed with the SEC on October 24, 1997, registering 4,000,000 Common Shares issuable under the CBIS Retirement and Savings Plan;

7.	Registration Statement File No. 333-38763, filed with the SEC on October 24, 1997, registering 1,200,000 Common Shares issuable under the Cincinnati Bell Inc. Retirement Savings Plan;

8.	Registration Statement File No. 333-77011, filed with the SEC on April 26, 1999, registering 1,500,000 Common Shares issuable under the Cincinnati Bell Inc. Hourly-Paid Employee Option Program;

9.
Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, File No. 333-86971, filed with the SEC on November 9, 1999, relating to the registration of 17,661,042 Common Shares under the (a) IXC Communications, Inc. Amended and Restated 1994 Stock Plan, (b) IXC Communications, Inc. Special Stock Plan, (c) IXC Communications, Inc. 1996 Stock Plan, (d) IXC Communications, Inc. 1997 Special Executive Stock Plan and (e)  IXC Communications, Inc. 1998 Stock Plan;

10.
Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4, File No. 333-86971, filed with the SEC on November 30, 1999, relating to the registration of 500,000 Common Shares under the IXC Communications, Inc. 401(k) Plan;

11.	Registration Statement File No. 333-60370, filed with the SEC on May 7, 2001, registering 300,000 Common Shares issuable under the Broadwing Inc. Hourly-Paid Employee Option Program;

12.	Registration Statement File No. 333-60376, filed with the SEC on May 7, 2001, registering 10,000,000 Common Shares issuable under the Broadwing Inc. 1997 Long Term Incentive Plan;

13.	Registration Statement File No. 333-60378, filed with the SEC on May 7, 2001, registering 300,000 Common Shares issuable under the Broadwing Inc. Executive Deferred Compensation Plan;

14.	Registration Statement File No. 333-60384, filed with the SEC on May 7, 2001, registering 300,000 Common Shares issuable under Broadwing Inc. Deferred Compensation Plan for Outside Directors;

15.
Registration Statement File No. 333-143088, filed with the SEC on May 18, 2007, registering 1,000,000 Common Shares issuable under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors;

16.	Registration Statement File No. 333-143089, filed with the SEC on May 18, 2007, registering 8,000,000 Common Shares issuable under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan;

17.	Registration Statement File No. 333-159160, filed with the SEC on May 12, 2009, registering 10,000,000 Common Shares issuable under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan;

18.	Registration Statement File No. 333-192225, filed with the SEC on November 8, 2013, registering 3,000,000 Common Shares issuable under the Cincinnati Bell Inc. Retirement Savings Plan;

19.	Registration Statement File No. 333-192226, filed with the SEC on November 8, 2013, registering 3,000,000 Common Shares issuable under the Cincinnati Bell Inc. Savings and Security Plan;

20.	Registration Statement File No. 333-204562, filed with the SEC on May 29, 2015, registering 6,000,000 Common Shares issuable under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan;

21.
Registration Statement File No. 333-211670, filed with the SEC on May 27, 2016, registering 500,000 Common Shares issuable under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors;

22.	Registration Statement File No. 333-217839, filed with the SEC on May 10, 2017, registering 350,000 Common Shares issuable under the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors;

23.	Registration Statement File No. 333-217840, filed with the SEC on May 10, 2017, registering 2,700,000 Common Shares issuable under the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan; and

24.	Registration Statement File No. 333-226027, filed with the SEC on July 2, 2018, registering 148,625 Common Shares issuable under the Hawaiian Telcom 2010 Equity Incentive Plan.

       On September 7, 2021, pursuant to the Agreement and Plan of Merger, dated as of March 13, 2020, by and among the Registrant, Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio corporation and a directly wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant, with the Registrant surviving such merger as a wholly owned subsidiary of Parent (the “Merger”).  These Post-Effective Amendments are being filed as a result of the Merger.

      The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Common Shares registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.  This filing is made in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 7, 2021.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.